UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

MKS INSTRUMENTS, INC.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	000-23621	04-2277512
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Tech Drive, Suite 201
Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 978 645-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2024, the Board of Directors of MKS Instruments, Inc. (the “Company”) appointed Ramakumar Mayampurath to serve as Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective October 14, 2024. In connection with his appointment, Mr. Mayampurath will serve as principal financial officer of the Company. The Company elected to delay the filing of the disclosure of the appointment of Mr. Mayampurath as Executive Vice President, Chief Financial Officer and Treasurer until the public announcement of his appointment in accordance with the instruction to paragraph (c) of Item 5.02(c) of Form 8-K.

Mr. Mayampurath, 60, served as Senior Vice President and Chief Financial Officer of Rogers Corporation (“Rogers”), a global leader in engineered materials, from May 2021 to August 2024. During his tenure as Senior Vice President and Chief Financial Officer of Rogers, Mr. Mayampurath also served as Treasurer from May 2021 to September 2021 and from June 2022 to August 2024. He previously served in various other senior roles at Rogers, including Vice President, Corporate Finance from December 2020 to April 2021, Vice President, Business Transformation from March 2020 to December 2020, Vice President, Global Financial Planning & Analysis from April 2016 to March 2020, and Vice President, Corporate, Financial Planning & Analysis and Treasurer from November 2014 to March 2016. Before joining Rogers, Mr. Mayampurath served in divisional financial leadership roles at Royal Philips Electronics from 2005 to 2014. Mr. Mayampurath is a chartered accountant and holds an M.B.A. from Southern Illinois University and a Master’s degree in Global Management from Thunderbird School of Global Management.

In connection with Mr. Mayampurath’s appointment as Executive Vice President, Chief Financial Officer and Treasurer, the Company entered into an Employment Agreement with Mr. Mayampurath (the “Agreement”). Pursuant to the Agreement, Mr. Mayampurath will (i) receive an annual base salary of $625,000, (ii) beginning in the 2025 calendar year, be eligible to participate in the Company’s Management Incentive Plan, under which he will have an annual cash bonus target of 85% of his eligible earnings, and (iii) beginning in the 2025 calendar year, be eligible to receive an annual equity award, which for 2025 will have a grant date value of $1,900,000, consisting of 45% time-based restricted stock units and 55% performance-based restricted stock units. Pursuant to the Agreement, Mr. Mayampurath will also receive a one-time sign-on cash bonus of $1,000,000 and a one-time sign-on equity award with a grant date value of $1,750,000 in the form of time-based restricted stock units (the “Sign-on RSUs”). The Sign-on RSUs (i) will be subject to the terms and conditions of the Company’s 2022 Stock Incentive Plan and a restricted stock unit agreement, (ii) are expected to be granted on or about November 15, 2024, and (iii) will vest in two equal installments, with 50% vesting on the first anniversary of the grant date and 50% vesting on the second anniversary of the grant date. In addition, Mr. Mayampurath will be eligible to receive relocation benefits pursuant to the Company’s U.S. Relocation Policy.

The Agreement provides for a term that is at-will, with termination upon death, disability, or at the election of either party. In the event that the Company terminates Mr. Mayampurath’s employment without cause, he is entitled to a lump sum payment equal to 12 months base salary and to the extent that he elects to continue coverage, payment by the Company of its usual share of premiums for medical, vision and dental insurance coverage under COBRA for a period of 12 months.

In the event that Mr. Mayampurath’s employment is terminated by the Company without cause or is terminated by Mr. Mayampurath for good reason (each as defined in the Agreement), in each case within 24 months after a change-in-control (as defined in the Agreement), he is entitled to: (i) a lump sum payment equal to one and one-half times his annual base salary, (ii) a lump sum payment equal to one and one-half times the annual amount of his target incentive compensation for which he is eligible, (iii) a prorated portion of the then-current year’s target bonus amount, and (iv) to the extent that he elects to continue coverage, payment by the Company of its usual share of premiums for medical, vision and dental insurance coverage under COBRA for a period of 18 months.

Any equity awarded to Mr. Mayampurath under the Company’s 2022 Stock Incentive Plan or any future equity incentive plan that is, as of Mr. Mayampurath’s termination of employment date, unvested will be subject to accelerated vesting to the extent provided in the respective equity award agreement. The restricted stock unit agreement that Mr. Mayampurath will enter into in connection with the Sign-on RSUs is expected to provide for full acceleration of vesting of all Sign-on RSUs if he is terminated by the Company without cause or if he resigns for good reason (each as defined in the restricted stock unit agreement), in each case within 24 months following a change-in-control (as defined in the restricted stock unit agreement). The restricted stock unit agreement is also expected to provide for full acceleration of vesting of all Sign-on RSUs upon death or disability.

There are no arrangements or understandings between Mr. Mayampurath and any other persons pursuant to which Mr. Mayampurath was named Executive Vice President, Chief Financial Officer and Treasurer of the Company. There are also no family relationships between Mr. Mayampurath and any director or executive officer of the Company. In addition, Mr. Mayampurath has no direct or indirect material interest in any “related person” transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 13, 2024, the Company issued a press release announcing the appointment of Mr. Mayampurath as Executive Vice President, Chief Financial Officer and Treasurer, effective October 14, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including the press release attached hereto as Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated August 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

Date: August 13, 2024	By:	/s/ Kathleen F. Burke
	Name: Title:	Kathleen F. Burke Executive Vice President, General Counsel & Secretary